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                                                                    Exhibit 99.2

                           ADIR TECHNOLOGIES COMPLETES
                       ACQUISITION OF NETSPEAK CORPORATION

        Joining Two VoIP Pioneers Creates a Leading VoIP Software Vendor

Newark, N.J. & Boca Raton, F.L.--August 15, 2001--ADIR Technologies, Inc. today announced it has completed its acquisition of publicly-held NetSpeak Corporation (Nasdaq: NSPK), creating a leading supplier of network management, call-control and application software for Voice over IP (VoIP) networks.

The acquisition brings together two of the pioneers in VoIP technology. ADIR was formed in September 2000 as a spin-off of Net2Phone, Inc. (Nasdaq: NTOP), the leading provider of Internet telephony services. ADIR's technology is based on the proven, industry-leading VoIP network that Net2Phone has operated since 1995, a network that handles millions of VoIP calls per day. In addition, ADIR is a member of the Cisco Service Provider Solutions Ecosystem partner program. NetSpeak, founded in 1995, is also a leading Cisco Service Provider Solutions Ecosystem partner, and has over 30 service provider customers using its suite of VoIP infrastructure and application software today.

With this acquisition, ADIR is now the premier supplier of highly scalable infrastructure software and applications that enable the delivery of basic and enhanced voice services over IP networks. The combined company expects to benefit from significant cross sell and up-sell opportunities through its extensive relationships with more than 30 major communication service providers worldwide, including Net2Phone, Genuity, China Unicom, IDT, Terra Networks, NetVoice, Telenova, Avantel, CallServe and others. ADIR will be able to provide these customers with the ability to upgrade to a larger scale VoIP network management system, while NetSpeak will bring the global access and seasoned development team that will enhance all service offerings. In addition, ADIR now has an instant global market, with offices and communication relationships worldwide.

As a result of the acquisition, David Greenblatt, previously President and Chief Operating Officer of ADIR, has been named Chief Executive Officer. Mr. Greenblatt was previously COO of Net2Phone, where his visionary leadership helped make Net2Phone a market leading, global IP telephony company.

Michael Rich, previously Chief Executive Officer of NetSpeak, has been named President and COO of ADIR. Mr. Rich brings over 20 years of experience in telecommunications to ADIR's management team. Previously, Mr. Rich served as Vice President and General Manager of AT&T Business Internet Services - Value Added Services division. Prior to that role, Mr. Rich held a variety of positions with AT&T focused on Internet and communications services.

"This merger makes ADIR a VoIP solutions powerhouse for those looking to implement scalable, real-time VoIP systems," said David Greenblatt. "ADIR already has a system that can manage and monitor all aspects of a large-scale, carrier-grade VoIP environment for leading carriers. With the integration of NetSpeak we now have products that can service the cable markets, as well as a suite of front-end applications that create new revenue streams for our customers. ADIR's market position is truly superior to that of any other company currently in the marketplace."

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"The combination of our two companies is a signal event for the VoIP industry,"
said Mr. Rich. "Our customers are looking for a software vendor that can bring extensive experience in the delivery of telephone service as well as the ability to monitor the condition of each element of their network, right down to the single port. In addition, the reliability and scalability of our systems offers solutions that are unmatched in the current market."

"We are very pleased that ADIR and NetSpeak have joined forces," said Alistair Woodman, Director of Marketing, Voice Technology Center at Cisco. "In addition to maintaining their commitments to existing customers, they also will be working with Cisco to deliver VoIP integrated software and gateway solutions. This will lead to even greater levels of robust, carrier-class VoIP solutions for our service provider customers."

Under the terms of the merger agreement, ADIR has paid $3.10 in cash for each outstanding share of NetSpeak common stock, valuing the acquisition at approximately $48 million. As a result of the merger, Netspeak common stock has been delisted from the Nasdaq National Market and is no longer publicly traded, and the registration of Netspeak's common stock under the Securities and Exchange Act of 1934 has been terminated. NetSpeak was advised in this transaction by Broadview International LLC.

About ADIR Technologies
ADIR Technologies, Inc. offers proven, carrier-scale VoIP management software and a complete "real-time" VoIP platform for telecommunications, Internet, wireless, broadband and next generation service providers and enterprises worldwide. ADIR was created by Net2Phone, the leading provider of Internet telephony services, and Cisco Systems Inc., the world's leading maker of networking equipment. ADIR's technology is based on the proven, industry-leading VoIP network that Net2Phone has been operating since 1995, a network that currently handles millions of VoIP calls per day. More information about ADIR can be found at www.adirtech.com.
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About NetSpeak Corporation
A pioneer in Voice over IP network and infrastructure management solutions, NetSpeak Corporation is a leading developer and marketer of advanced telephony software for IP networks. NetSpeak's protocol-independent VoIP software architecture, designed to meet the rapidly evolving business needs of its Service Provider customers, delivers efficient management of network resources and enables cost-effective introduction of new VoIP applications. Find out how NetSpeak's advanced IP telephony solutions can future-proof your network by visiting www.netspeak.com.
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This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect Net2Phone's results include, but are not limited to, Net2Phone's ability to expand its customer base, Net2Phone's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute Net2Phone's products and meet or renew their financial commitments, Net2Phone's ability to address international markets, the effectiveness of Net2Phone's sales and marketing activities, the acceptance of Net2Phone's products in the marketplace, the timing and scope of deployments of Net2Phone's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to Net2Phone's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, Net2Phone's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, Net2Phone's ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this press release and in Net2Phone's other filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to Net2Phone as of the date thereof, and Net2Phone assumes no obligation to update any forward-looking statement or risk factors.

Net2Phone currently owns more than 80% voting rights in ADIR. NetSpeak is a wholly owned subsidiary of ADIR.

CONTACT:
ADIR Technologies
Dawn Orlinsky
P 973/412-3508
C 201/615-8658
dorlinsky@ADIRtech.com
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